Exhibit 99.1
CONFIDENTIAL
June 29, 2006
Re: Separation Agreement for Julie St. John
Dear Julie:
As you were informed, due to corporate changes your position has been eliminated and your employment will end no later than December 31, 2006 or earlier by mutual agreement.
In order to address issues relating to your work status and the termination of your employment with Fannie Mae, and to resolve and release fully and completely any claims between you and Fannie Mae arising from your employment or the termination of that employment, you and Fannie Mae have agreed to the terms of this Separation Agreement (the “Agreement”).
1. Effective Date and Work Status. Your employment with Fannie Mae will terminate on December 31, 2006 (“Termination Date”) or earlier by mutual agreement unless the term of employment is ended earlier in accordance with Paragraph 5. Until the termination date, you will remain in the position of Executive Vice President and Chief Information Officer and carry out your assigned responsibilities. You agree that, through the Termination Date, you will not engage in any activity that is in any way detrimental to Fannie Mae. Detrimental activities include, but are not limited to, acts of disloyalty or dishonesty and breaches of any fiduciary obligation to Fannie Mae. You agree to abide by all Fannie Mae policies in effect at all times up to the Termination Date. These policies include, but are not limited to, those set forth in the Policies and Procedures site, the Code of Business Conduct, the Agreement on Ideas, Inventions and Confidential Information and any applicable departmental guidelines. You agree that, on the Termination Date, you resign as an officer and an employee of Fannie Mae, such resignation being evidenced by your execution of this Agreement.
2. Fannie Mae Consideration. In exchange for your promises, covenants and undertakings set forth in this Agreement, Fannie Mae will:
a.	Pay you, within fifteen (15) days of Fannie Mae’s receipt of your executed Agreement, but no earlier than the first business day following your Termination Date, a lump sum amount equivalent to 52 weeks of your current base pay ($529,642.10) plus four (4) weeks pay per year of service with Fannie Mae (16 years of service for a maximum of 26 weeks) for a total of seventy eight (78) weeks of your current base pay, ($794,463.00), minus legally required deductions;

b.	Contingent upon the satisfactory achievement of corporate goals, pay you a lump sum pro rata AIP award for 2006 based on the corporate performance-adjusted target award. This pro rata AIP award will be paid to you, if at all, when other AIP recipients receive their awards, as soon as practicable after year end 2006. In addition, you will be eligible for payout of completed performance share cycles. If you are age 55 with at least 5 years of service when you leave Fannie Mae, you also will be eligible for pro rata payout of any performance share cycle in which you were a participant for at least 18 months. You will be entitled to these awards to the extent the Compensation Committee of the Board of Directors determines that these PSP awards or any alternative payment in lieu of the PSP awards are payable to any other Executive Vice President. The AIP award and PSP payouts will be paid to you, if at all, when any other Executive Vice President receives his or her AIP and PSP awards provided such payments to you are not subject to Section 409A of the Internal

Julie St. John
June 29, 2006

Revenue Code (“Section 409A”). If the payment of the AIP award and/or PSP payout to you is subject to Section 409A, then any such payment due to you will be made as soon as practicable in accordance with Section 409A;

c.	Pay a portion of the premiums necessary to continue your existing medical and/or dental coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if you elect such continuation coverage, until the earlier of the expiration of eighteen (18) months or the discontinuation of your coverage. If you do elect COBRA coverage you will pay the portion of the premium that you would have paid as an active employee and Fannie Mae will pay the remainder of the premium for up to eighteen (18) months during that period of coverage. While Fannie Mae’s premium payments will not extend beyond the first eighteen (18) months, you will remain eligible for continued COBRA health and/or dental coverage for up to an additional 3 1/2 years (42 months) after the Termination Date if you pay the entire COBRA premium. If you are eligible for Retiree Medical, you may apply the 18-month subsidy to Retiree Medical instead, if it is more advantageous to you;

d.	Provide you with up to $18,000 in outplacement services from a firm chosen by Fannie Mae. These outplacement services must be used within twelve (12) months of the Termination Date. You may not receive cash in lieu of such outplacement services;

e.	In accordance with the provisions of Fannie Mae’s financial counseling program for Executive Vice Presidents, payment of the fees for financial counseling services provided to you for 2006;

f.	Stock Options. If you are at least age 55 (but younger than age 60) and you have at least 5 years of service with Fannie Mae as of the Termination Date, (i) one cycle of your stock options in each grant scheduled to vest within twelve (12) months of the Termination Date will vest fully and become exercisable at the Termination Date and (ii) the exercise period for each of your vested stock options (whether vested by acceleration or pursuant to the regular vesting schedule) will be extended to the option’s expiration date;

g.	Restricted Stock and Long-Term Cash Awards. Any restricted stock (including restricted stock in the form of stock units and deferred cash in connection with the 2006 performance year) that you hold as of the Termination Date that was granted under the Fannie Mae 2003 Stock Compensation Plan that remains outstanding and unvested as of the Termination Date will be treated in accordance with the Stock Compensation Plan of 2003, as applicable. This means that if:

You are younger than age 60 as of the Termination Date, the vesting of your restricted stock and deferred cash, if applicable, that was granted in May 2003 or any later date and that is scheduled to vest within twelve (12) months of the Termination Date will be accelerated to the Termination Date. This vesting acceleration does not apply to any restricted stock grants or deferred cash awarded prior to May 2003; and

h.	If you sign a general release on your Termination Date substantially in the form of the attached General Release upon Termination of Employment, in consideration for your continued employment between the date of this Agreement and your Termination Date and the other terms of this Agreement, pay or provide the benefits described in Paragraphs 2(d), (f) and (g) above.
3. Acknowledgement of Consideration. You acknowledge that, absent your entry into this Agreement, you would not be entitled to the consideration set forth in Paragraph 2 of this Agreement. You further acknowledge that Fannie Mae’s provision of this consideration is made in exchange for the full, final and complete release of any and all claims that you may have against Fannie Mae.

Julie St. John
June 29, 2006

4. Vacation Pay/Benefit Rights. Within fifteen (15) days of the Termination Date, Fannie Mae will pay you a lump sum, less legally required deductions, for any accrued but unused vacation leave you may have as of the Termination Date, consistent with Fannie Mae policy. Fannie Mae also agrees to be bound by all benefit rights to which you are entitled as a result of your employment with the Company. These benefits include retirement, pension plan, 401K plan, ESOP, as well as any life insurance program.
5. Early Termination. You agree that your employment by Fannie Mae shall terminate earlier than the term provided in the Agreement in the event of (i) your death, (ii) your becoming eligible for or receiving disability benefits, or (iii) termination by Fannie Mae of your employment for misconduct or any breach by you of any provision of this Agreement. If your employment is so terminated, other than as provided in clause (iii) of this Paragraph 5, you (or your executors or administrators) (a) shall be paid, within 15 days of such termination, the benefits described in Paragraph 2(a) and you will also be entitled to the other benefits of Paragraph 2 determined as follows: (I) the AIP amount described in Paragraph 2(b) shall be paid, if at all, in accordance with Paragraph 2(b); (II) the coverage continuation described in Paragraph 2(c) shall be available commencing at the actual date of termination; and (III) the acceleration provisions of paragraphs 2(f) and (g), shall become vested at the actual date of termination. If during the term of employment you become entitled to and thereafter receive disability benefits under the Short-Term Disability Program or the Long-Term Disability Insurance Plan (or any successor plan) paid for by Fannie Mae, the amount otherwise payable to you shall be reduced (but not below zero) by the amount of any such disability benefits received by you, but only to the extent such benefits are attributable to payments made by Fannie Mae. Subject to the foregoing provisions of this Paragraph 5, if your employment terminates pursuant to the provisions of this Paragraph, your “Termination Date” will be the date of such termination.
6. Voluntary Election. You acknowledge that your decision to enter into this Agreement is wholly voluntary and without any pressure or influence by Fannie Mae. You further acknowledge that you have carefully read and fully understand all of the provisions of this Agreement.
7. Release of all Claims. You covenant not to sue, and fully and forever release and discharge Fannie Mae and its affiliates, divisions, successors and assigns, along with its past and present trustees, officers, directors, insurers, shareholders, agents and employees, as well as any past, present or successor Fannie Mae pension or benefit plan and its trustees, administrators, fiduciaries, insurers and agents (collectively, the “Releasees”), in their personal and representative capacities, from any and all claims, complaints, charges, debts, liens, liabilities, demands, obligations, acts, agreements, causes of action, suits, costs, expenses (including attorneys’ fees), damages (whether pecuniary, actual, compensatory, punitive or exemplary) and liabilities of any nature or kind whatsoever in law or equity or otherwise, whether now known or unknown, existing or arising out of or in any way connected with your employment with Fannie Mae or the termination of that employment, even if you would not have entered into this Agreement had you known that such claim(s) existed. Notwithstanding the above release, you retain any rights or claims arising after you sign this Agreement, as well as the right to take action to enforce the terms of this Agreement. You understand and agree that this release means you are giving up the right to sue Fannie Mae on any claim or cause of action released.
8. Release includes all Claims Under Federal, State, Local and Common Law. Your release as set forth in Paragraph 6 of this Agreement includes, but is not limited to: (i) any claims under any federal statute, ordinance, regulation or executive order, as amended, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act and Executive Order 11246; (ii) any claims under any state or local statute, ordinance or regulation, as amended, including, but not limited to, the District of Columbia Human Rights Act, the District of Columbia Family and Medical Leave Act, the Virginia Human Rights Law, the Maryland Fair Employment Practices Act, and any

Julie St. John
June 29, 2006

workers’ compensation claims; and (iii) any claims under common law, including, but not limited to, claims for breach of contract, wrongful discharge and tort. You represent and reaffirm that you knowingly and voluntarily waive any rights and claims under the federal Age Discrimination in Employment Act of 1967, as amended, and under the other specific statutes stated in this section. You also represent that you have not suffered any work-related injury for which you have not already filed a claim, and that you have fully complied with your reporting obligations under Fannie Mae’s Code of Business Conduct, Anti-Fraud Policy and Ethical Responsibility Policy.
9. No Complaints or Charges. You represent that you have not filed any complaints or charges against Fannie Mae or any of the other Releasees with any federal, state, local court, agency or arbitration forum. You waive any and all rights to recover in any lawsuit, judicial action or administrative or other proceeding relating to Fannie Mae brought on your behalf by the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor, the Office of Federal Contract Compliance Programs, the District of Columbia Commission on Human Rights, the District of Columbia Department of Human Rights and Minority Business Development or any other federal, state or local administrative or fair employment rights enforcement agency. You agree that if any administrative agency or court maintains or assumes jurisdiction of any charge or complaint against any of the Releasees on your behalf, you will promptly request that agency or court to withdraw from the matter. By entering into this Agreement, you further withdraw any pending complaints and charges initiated by or relating to you in Fannie Mae’s Office of Corporate Justice, federal, state, local court, agency or arbitration forum.
10. Cooperation. You agree that you will fully cooperate with any investigation conducted by Fannie Mae, by its auditor, by OFHEO, or by any federal, state or local government authority relating to Fannie Mae. Nothing contained in this Agreement precludes you from communicating or cooperating with any federal, state or local governmental authority or from taking any action required by law. Fannie Mae agrees that it will not construe any assertion of any legally recognized privilege including attorney client or work product privilege applicable to you individually as failure to cooperate. You understand that Fannie Mae’s privileges may only be asserted or waived by Fannie Mae.
11. Non-Competition. Consistent with Section 3.6 of your signed confidential Agreement on Ideas, Inventions and Confidential Information, you agree that, for a period of twelve (12) months immediately following the Termination Date (the “Restricted Period”), you will not solicit or accept employment with any of the following identified entities or act in any way, directly or indirectly, to solicit or obtain employment or work for Freddie Mac, any one of the Federal Home Loan Banks or the Office of Finance, whether such employment is to be as a Freddie Mac, Federal Home Loan Bank or Office of Finance employee, consultant, or advisor. You acknowledge that these limitations are essential, inter alia, to preserve the confidentiality and other proprietary information that you have acquired in the course of your employment with Fannie Mae and that they do not improperly restrict your right or ability to earn a living.
12. Forfeiture of Consideration and Attorneys’ Fees. You agree that if you violate any material provision of this Agreement, you will immediately be liable to Fannie Mae for repayment of the full amount of consideration provided to you under Paragraph 2 of this Agreement and that Fannie Mae may discontinue part or all of any remaining payments of consideration under Paragraph 2. You also agree that you will be responsible for all costs and attorneys’ fees incurred by Fannie Mae by reason of your breach of any part of this Agreement or from Fannie Mae’s efforts to enforce this Agreement. You agree to submit to the jurisdiction of any federal or state court in any action by Fannie Mae to enforce its rights under this Agreement.
13. Disclaimer of Liability. Nothing in this Agreement shall be construed as an admission by Fannie Mae or by any of the other Releasees. Fannie Mae specifically disclaims liability to and wrongful treatment of you.
14. Consideration Period and Consultation with an Attorney. You acknowledge that you have been provided a period of twenty-one (21) days in which to consider whether or not to execute this Agreement. You also acknowledge that you have been advised in writing to consult with an attorney before executing this Agreement and that you have had a fair and full opportunity to do so as well as to consult with a tax advisor

Julie St. John
June 29, 2006

concerning, inter alia, the possible application of section 409A to this Agreement. Further, you agree that Fannie Mae is not responsible for any expenses that you may have incurred or may incur in consulting with an attorney.
15. Revocation. You have seven (7) calendar days following your execution of this Agreement (the “Revocation Period”) in which to revoke your execution of the Agreement. This Agreement will not be effective or enforceable until the expiration of the Revocation Period. Revocation can be made only by delivery of a written notice of revocation to the Company’s Executive Vice President & General Counsel at Fannie Mae’s main business address before or by midnight on the seventh calendar day following your execution of the Agreement. If you revoke your execution of this Agreement, the Agreement will be null and void. If you do not revoke your execution of this Agreement as provided in this paragraph, this Agreement will be fully effective, enforceable and irrevocable upon the expiration of the Revocation Period.
16. Rehire. You agree that you will not apply for any position with Fannie Mae for seventy -eight (78) weeks following your Termination Date. Notwithstanding the above, if after the execution of this Agreement Fannie Mae rehires you, you agree that you will return to Fannie Mae all of the lump sum amounts paid to you under paragraph 2(a), except for an amount equal to your base pay for the number of weeks elapsed between the Termination Date and your rehire. You and Fannie Mae understand and agree that in the event that you are rehired, neither the return of a portion of the severance payment nor the fact of your rehire will impair or in any way affect the validity or enforceability of this Agreement. You agree that you will not seek to do business with Fannie Mae for at least six (6) months from your Termination Date.
17. Return and Protection of Fannie Mae Property and Confidential Information. You agree that, on or before the Termination Date, you will transfer to the Chief Operating Officer or his designee, all documents, files and other work product that you have not previously relinquished, that are under your control and that you have generated or acquired in connection with or during your Fannie Mae employment. You acknowledge that you remain bound by the terms and conditions of the Code of Business Conduct, Agreement on Ideas, Inventions and Confidential Information, Confidential Information Policy and Intellectual Property Policy pertaining to all current and former Fannie Mae employees. You also agree not to disclose or use, without the prior written consent of Fannie Mae’s Executive Vice President & General Counsel, any company trade secrets or other Confidential Information prepared or obtained by you or at your direction during the course of your employment with Fannie Mae. Trade secrets shall include all information and material including but not limited to computer software and programs (including source codes), database technologies, systems, processes, formulae, inventions, discoveries and information developed, acquired, owned, produced or practiced at any time by Fannie Mae or its affiliates that have been treated, regarded or designated by Fannie Mae to be trade secrets. Confidential Information shall include all information and material relating to Fannie Mae’s business, including but not limited to all technical, financial, business and personnel related information and information as to plans, procedures and intra-corporate transactions, that is nonpublic and competitively sensitive, or the disclosure of which might reasonably be construed to be adverse to Fannie Mae’s interests.
18. Confidentiality. You and your heirs, assigns and attorneys agree to keep confidential and not to disclose any of the terms, conditions, amounts or any other details of this Agreement or any Confidential Information relating to your employment at Fannie Mae to any person or entity. However, you may make disclosure relating to this Agreement to the following individuals, provided that they also agree to keep the terms and conditions of this Agreement confidential: (i) to your attorney or other representative consulted by you to understand the interpretation, application or legal effect of this Agreement; (ii) to your accountants or financial advisors for the purpose of obtaining financial and/or tax advice pertaining to this Agreement; (iii) to your family or (iv) to the extent that such disclosure is required by law. You shall instruct those to whom you provide information about this Agreement pursuant to subparts (i)-(iv) of this paragraph that they are obligated to keep it confidential, except as required by law. In the event that you receive a request for disclosure of Confidential Information other than as set forth in subparts (i)-(iv), you shall promptly notify Fannie Mae and shall cooperate fully with Fannie Mae in responding or objecting to such request. As set forth in Paragraph 12 of this Agreement, if you breach the provisions of this paragraph, you must return to Fannie Mae all payments made under this Agreement. As set

Julie St. John
June 29, 2006

forth in Paragraph 10 of this Agreement, this undertaking does not preclude you from fully cooperating with any action or investigation brought by a governmental authority.
19. Binding Effect. This Agreement will be binding on you and Fannie Mae and on the parties’ respective heirs, representatives, executors, trustees, directors, employees, successors and assigns, and will run to the benefit of you, Fannie Mae and each of the other Releasees and the parties’ respective heirs, administrators, representatives, executors, trustees, directors, employees, successors and assigns.
20. Regulatory Approval. You acknowledge and agree that pursuant to Section 309(d) of the Federal National Mortgage Association Charter Act, as amended by the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (as so amended, the “Act”), 12 U.S.C. 1723a(d), no provision of this Agreement relating to the terms of the Employee’s termination of employment shall be effective unless and until such provision has been reviewed and approved by the Director (the “Director”) of the Office of Federal Housing Enterprise Oversight (“OFHEO”). You therefore agree as follows:
(a)	Fannie Mae shall promptly submit this Agreement to the Director for his review and approval of those terms hereof relating to termination of employment and shall seek diligently to obtain such approval; and

(b)	No such provisions shall become effective unless and until the Director’s approval thereof shall have been obtained.
In light of the foregoing, you and Fannie Mae hereby agree that with the sole exception of this Section 19, unless and until Fannie Mae has obtained the requisite approvals from OFHEO in their entirety, no provision of this Agreement shall be effective or binding upon either party hereto and nothing contained herein shall serve to supercede or otherwise affect any prior written or oral agreement between the parties.
21. Miscellaneous. The following provisions also apply:
(a)	You represent that you have not assigned or transferred, or purported to assign or transfer, to any person or entity any claim related to Fannie Mae or any portion thereof or interest therein.

(b)	The failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such terms or conditions, nor shall any waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one time or more be deemed a waiver or relinquishment of such right or power at any other time or times.

(c)	Fannie Mae shall deduct from all amounts payable under this Agreement, including amounts payable under benefits and plans described in Section 2, all federal, state, local and other taxes required by law to be withheld with respect to such payments.

(d)	The laws of the District of Columbia shall govern this Agreement. In the event that any provision of this Agreement shall be invalid and legally unenforceable, the same shall not affect in any respect the validity and enforceability of the remainder of this Agreement. In the event that the provisions of any section of this Agreement shall be held to be invalid or unenforceable in any respect, such section shall nevertheless be construed and applied so as to be valid and enforceable to the maximum extent permitted by law or in equity.

(e)	Except as provided otherwise herein, this Agreement supersedes any prior written or oral employment agreement between you and Fannie Mae, and any such agreement is

Julie St. John
June 29, 2006

terminated effective upon execution of this Agreement. You and Fannie Mae understand and agree that the terms and conditions of this Agreement constitute the full and complete understandings, agreements and promises of the parties, and that there are no oral or written understandings, agreements, promises or inducements made or offered with respect to the subject matter covered herein other than those set forth in writing in this Agreement, and this Agreement merges and supersedes any and all prior agreements, understandings and representations on the subject matter covered herein, with the sole exception of Fannie Mae benefit plans and stock option and restricted stock award documents referenced herein. No modification of this Agreement shall be valid unless in writing and signed by each of the parties hereto.

(f)	You and Fannie Mae agree that the terms, conditions and details of this Agreement are unique and are addressed to the specific circumstances of your relationship and shall in no event provide a precedent, policy or practice for treatment of other employees of Fannie Mae in the future.

(g)	Notwithstanding any provisions to the contrary that may be contained in this Agreement, nothing in this Agreement is intended to terminate or limit the protections afforded to you, your heirs, your personal representatives or your estate that are provided in (1) the Indemnification Agreement dated as of May 24, 2004 between Fannie Mae and Julie St. John and (2) any Director and Officer Insurance that was in effect during your employment.

(h)	You hereby acknowledge that you have received and read a copy of the June 27, 2006 letter from the Director of OFHEO to the President and Chief Executive Officer of Fannie Mae regarding OFHEO’s approval of the termination benefits provided under this Agreement.
22. Execution. By signing this Agreement, you agree that you have read and fully understand the meaning and intent of the terms of this Agreement and have had an opportunity to review it with your immediate family and attorney. You agree to be legally bound by this Agreement and certify that you sign this Agreement voluntarily and knowingly, without coercion and with full knowledge of the nature and consequences of signing it.
PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT CONTAINS A GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

/s/ Julie St. John Julie St. John	7/7/06 Date

/s/ Daniel H. Mudd Daniel H. Mudd	7/7/06 Date
FANNIE MAE
CEO

Julie St. John
June 29, 2006

GENERAL RELEASE UPON TERMINATION OF EMPLOYMENT
Whereas, Section 2(h) of the Separation Agreement dated June 29, 2006 (the “Agreement”) between the undersigned and Fannie Mae (“the Company”) provides that the undersigned shall sign this General Release Upon Termination of Employment at the time of termination of her employment for valuable consideration as recited in said Section 2(d), (f) and (g).
NOW THEREFORE, the undersigned agrees as follows:
Release of all Claims. You covenant not to sue, and fully and forever release and discharge Fannie Mae and its affiliates, divisions, successors and assigns, along with its past and present trustees, officers, directors, insurers, shareholders, agents and employees, as well as any past, present or successor Fannie Mae pension or benefit plan and its trustees, administrators, fiduciaries, insurers and agents (collectively, the “Releasees”), in their personal and representative capacities, from any and all claims, complaints, charges, debts, liens, liabilities, demands, obligations, acts, agreements, causes of action, suits, costs, expenses (including attorneys’ fees), damages (whether pecuniary, actual, compensatory, punitive or exemplary) and liabilities of any nature or kind whatsoever in law or equity or otherwise, whether now known or unknown, existing or arising out of or in any way connected with your employment with Fannie Mae or the termination of that employment, even if you would not have entered into this Agreement had you known that such claim(s) existed. Notwithstanding the above release, you retain any rights or claims arising after you sign this Agreement, as well as the right to take action to enforce the terms of this Agreement. You understand and agree that this release means you are giving up the right to sue Fannie Mae on any claim or cause of action released.
Release includes all Claims Under Federal, State, Local and Common Law. Your release as set forth in Paragraph 6 of this Agreement includes, but is not limited to: (i) any claims under any federal statute, ordinance, regulation or executive order, as amended, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act and Executive Order 11246; (ii) any claims under any state or local statute, ordinance or regulation, as amended, including, but not limited to, the District of Columbia Human Rights Act, the District of Columbia Family and Medical Leave Act, the Virginia Human Rights Law, the Maryland Fair Employment Practices Act, and any workers’ compensation claims; and (iii) any claims under common law, including, but not limited to, claims for breach of contract, wrongful discharge and tort. You represent and reaffirm that you knowingly and voluntarily waive any rights and claims under the federal Age Discrimination in Employment Act of 1967, as amended, and under the other specific statutes stated in this section. You also represent that you have not suffered any work-related injury for which you have not already filed a claim, and that you have fully complied with your reporting obligations under Fannie Mae’s Code of Business Conduct, Anti-Fraud Policy and Ethical Responsibility Policy.
No Complaints or Charges. You represent that you have not filed any complaints or charges against Fannie Mae or any of the other Releasees with any federal, state, local court, agency or arbitration forum. You waive any and all rights to recover in any lawsuit, judicial action or administrative or other proceeding relating to Fannie Mae brought on your behalf by the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor, the Office of Federal Contract Compliance Programs, the District of Columbia Commission on Human Rights, the District of Columbia Department of Human Rights and Minority Business Development or any other federal, state or local administrative or fair employment rights enforcement agency. You agree that if any administrative agency or court maintains or assumes jurisdiction of any charge or complaint against any of the Releasees on your behalf, you will promptly request that agency or court to withdraw from the matter. By entering into this Agreement, you further withdraw any pending complaints and charges initiated by or relating to you in Fannie Mae’s Office of Corporate Justice, federal, state, local court, agency or arbitration forum.

Julie St. John
June 29, 2006

Cooperation. You agree that you will fully cooperate with any investigation conducted by Fannie Mae, by its auditor, by OFHEO, or by any federal, state or local government authority relating to Fannie Mae. Nothing contained in this Agreement precludes you from communicating or cooperating with any federal, state or local governmental authority or from taking any action required by law. Fannie Mae agrees that it will not construe any assertion of attorney client or work product privilege applicable to you individually as failure to cooperate. You understand that Fannie Mae’s privileges may only be asserted or waived by Fannie Mae.
Non-Competition. Consistent with Section 3.6 of your Agreement on Ideas, Inventions and Confidential Information, which you signed on January 22, 2003, you agree that, for a period of twelve (12) months immediately following the Termination Date (the “Restricted Period”), you will not solicit or accept employment with any of the following identified entities or act in any way, directly or indirectly, to solicit or obtain employment or work for Freddie Mac, any one of the Federal Home Loan Banks or the Office of Finance, whether such employment is to be as a Freddie Mac, Federal Home Loan Bank or Office of Finance employee, consultant, or advisor. You acknowledge that these limitations are essential, inter alia, to preserve the confidentiality and other proprietary information that you have acquired in the course of your employment with Fannie Mae and that they do not improperly restrict your right or ability to earn a living.

/s/ Julie St. John Julie St. John

/s/ Richard Boote Witness